Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amendment No. 2 Registration Statement on Form F-4/A (No. 333-197569) of Sphere 3D Corporation (the “Company”) of our report dated May 14, 2014, with respect to the consolidated financial statements as of December 31, 2013 and 2012 of Tandberg Data Holdings S.à r.l. and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft

Berlin, Germany

October 14, 2014